                                                                    Exhibit 21.1

                 SUBSIDIARIES OF MISSION RESOURCES CORPORATION


                                          State of Incorporation
                                        ---------------------------
Bellwether Cayman, Inc.                          Delaware
Black Hawk Oil Company                           Delaware
Future CalTex Corporation                         Texas
Mission E&P Limited Partnership                   Texas
Mission Holdings LLC                             Delaware
Pan American Energy Finance Corp                 Delaware